POWER OF ATTORNEY
For Executing Forms 3, 4, and 5

	Know all men by these presents, that the undersigned director or officer, or both of Tech Data Corporation, hereby constitutes and appoints each of Charles V. Dannewitz, Senior Vice President or Arleen Quinones, Vice President, Investor Relations and Shareholder Services (the ?attorney-in-fact?), or their duly appointed successors, of Tech Data Corporation
 (the ?Company?), signing singly, the undersigned?s true and lawful attorney in fact to:

(1)	execute for and on behalf of the undersigned, in
the undersigned?s capacity as an officer or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf
 of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney-in-fact?s discretion.

The undersigned hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of February, 2014.

/s/ Alain Amsellem